UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2004

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; 2.03	Entry into a Definitive Material Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2004, American Housing Properties L.P. ("AHP"), a wholly owned subsidiary of the Registrant, American Community Properties Trust ("ACPT") entered into a Fannie Mae loan agreement with Prudential Multifamily Mortgage, Inc. in the amount of $16,190,000, in order to finance the acquisition of two apartment properties. The acquisition is described under Item 2.01 below. The ten-year loan has a fixed interest rate of 5.49%, and requires interest-only payments for the first two years of the loan followed by principal and interest payments until maturity. The maturity date is November 1, 2014. The customary terms and acceleration provisions of the loan are those found in typical loans issued by Fannie Mae

Item 2.01	Completion of Acquisition or Disposition of Assets.

Owings Chase Apartments and Prescott Square Apartments in Baltimore County

On October 29, 2004, AHP completed its acquisition of the assets of two apartment properties in Pikesville, Maryland containing a total of 307 apartment units pursuant to a Purchase and Sale Agreement by and among AHP, Owings Chase Associates Limited Partnership and Prescott Square Associates Limited Partnership dated August 13, 2004. The properties were purchased through Sawyer Realty Holdings LLC for $19,931,732. The properties were appraised by an independent appraiser for an amount that exceeded the purchase price.

Owings Chase Apartments consists of 234 units on 14.04 acres built in the mid-1960s, including 145 two-bedroom units and 89 one-bedroom units. Prescott Square Apartments is a 73-unit community on 4.3 acres built in the late 1960's, and consists entirely of two-bedroom, two-bath units. Both properties offer garden style apartments, and will continue to operate as fair market properties. American Rental Management Company, the Registrant's U.S. based property management subsidiary, will manage these properties.

AHP financed the acquisition through a combination of cash and a $16,191,000 ten-year, 5.49%, fixed-rate, Fannie Mae loan.

American Community Properties Trust is focused on owning and operating apartment communities. Following the acquisition, ACPT, indirectly through its U.S. subsidiary AHP, now owns and operates 17 apartment communities containing a total of 2,779 apartments in Maryland and Virginia.

Item 9.01	Financial Statements and Exhibits.
(a)

The financial statements of Owings Chase Apartments and Prescott Square Apartments will be filed by amendment as soon as practicable, but no later than seventy-one days after the date that the initial report on Form 8-K must be filed.

(b)

The pro forma financial statements of ACPT reflecting the Owings Chase Apartments and Prescott Square Apartments acquisitions will be filed by amendment as soon as practicable, but no later than seventy-one days after the date that the initial report on Form 8-K must be filed.

(c)	Exhibits.
	10.1	Purchase and Sale Agreement by and among American Housing Properties, L.P. and Owings Chase Associates Limited Partnership and Prescott Square Associates Limited Partnership dated August 13, 2004.
	10.2	Amendment to Purchase and Sale Agreement dated September 28, 2004.
	10.3	Amendment Letter to the September 28, 2004 amendment dated October 20, 2004.
	99.1	Press Release dated November 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: November 4, 2004	By: /s/ Cynthia L. Hedrick
Cynthia L. Hedrick Senior Vice President and Chief Financial Officer